Catalyst/Perini Strategic Income Fund

Code of Ethics

I.       Statement of General Principles

This Code of Ethics has been adopted by the Catalyst/Perini Strategic Income Fund (the “Trust”) for the purpose of instructing all officers and trustees of the Trust, in their ethical obligations and to provide rules for their personal securities transactions. All such persons owe a fiduciary duty to the Trust and its shareholders. A fiduciary duty means a duty of loyalty, fairness and good faith towards the Trust and its shareholders, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

•	The duty at all times to place the interests of the Trust and its shareholders first;
•	The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual’s position of trust and responsibility; and
•	The fundamental standard that such officers and trustees should not take inappropriate advantage of their positions, or of their relationship with the Trust or its shareholders.

It is imperative that the personal trading activities of the officers and trustees of the Trust respectively, be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code.

All personal securities transactions must also comply with the Securities & Exchange Commission’s Rule 17j-1. Under this rule, no officers and trustees may:

•	employ any device, scheme or artifice to defraud the Trust or any of its shareholders;
•	make to the Trust or any of its shareholders any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust or any of its shareholders; or
•	engage in any manipulative practice with respect to the Trust or any of its shareholders.

II.       Definitions

B.        Beneficial Interest: ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

C.       Compliance Officer: the Compliance Officer for the Trust is the named Chief Compliance Officer.

D.        Disinterested Trustees: trustees of the Trust whose affiliation with the Trust is solely by reason of being a trustee of the Trust.

E.       Officer/Trustee Account: each account in which an Officer/Trustee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An

Officer’s/Trustee’s family members include the Officer’s/Trustee’s spouse, minor children, any person living in the home of the Officer/Trustee and any relative of the Officer/Trustee (including in-laws) to whose support an Officer/Trustee directly or indirectly contributes.

F.       Officer/Trustee: the officers and trustees of the Trust. The Compliance Officer will maintain a current list of all Officers/Trustees.

G.       Exempt Transactions: transactions which are 1) effected in an amount or in a manner over which the Officer/Trustee has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, 6) closing transactions no more than five business days prior to the expiration of a related put or call option, 7) inconsequential to any Fund because the transaction is very unlikely to affect a highly liquid market or because the security is clearly not related economically to any securities that a Fund may purchase or sell, 8) involving shares of a security of a company with a market capitalization in excess of $500 million.

H.       Fund: the Trust.

I.       Related Securities: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

J.       Securities: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a “security,” or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United States, 2) bankers’ acceptances, 3) bank certificates of deposit, 4) commercial paper, and 5) shares of unaffiliated registered open-end investment companies (other than exchange traded funds).

K.       Securities Transaction: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Officer/Trustee Account. The term Securities Transaction does not include transactions executed by the Adviser for the benefit of unaffiliated persons, such as investment advisory and brokerage clients.

III.       Personal Investment Guidelines

A.       Personal Accounts

1.       The Personal Investment Guidelines in this Section III do not apply to Exempt Transactions unless the transaction involves a private placement or initial public offering. Officer/Trustee must remember that regardless of the transaction’s status as exempt or not exempt, the Officer’s/Trustee’s fiduciary obligations remain unchanged.

2.       While trustees of the Trust are subject at all times to the fiduciary obligations described in this Code, the Personal Investment Guidelines and Compliance Procedures in Sections III and IV of this Code apply to Disinterested Trustees only if such person knew, or in the ordinary course of fulfilling the duties of that position, should have known, that during the fifteen days immediately preceding or after the date of the such person’s transaction that the same Security or a Related Security was or was to be purchased or sold for a Fund or that such purchase or sale for a Fund was being considered, in which case such Sections apply only to such transaction.

3.       Officers/Trustees may not execute a Securities Transaction on a day during which a purchase or sell order in that same Security or a Related Security is pending for a Fund unless the Securities Transaction is combined (“blocked”) with the Fund’s transaction. Securities Transactions executed in violation of this prohibition shall be unwound or, if not possible or practical, the Officer/Trustee must disgorge to the Fund the value received by the Officer/Trustee due to any favorable price differential received by the Officer/Trustee. For example, if the Officer/Trustee buys 100 shares at $10 per share, and the Fund buys 1000 shares at $11 per share, the Officer/Trustee will pay $100 (100 shares x $1 differential) to the Fund.

4.       Any Securities Transactions in a private placement must be authorized by the Compliance Officer, in writing, prior to the transaction. In connection with a private placement acquisition, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a Fund, and whether the opportunity is being offered to the Officer/Trustee by virtue of the Officer/Trustee position with the Trust. If the private placement acquisition is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization. Officer/Trustee who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Officer/Trustee takes part in any subsequent investment in the same issuer. In such circumstances, the determination to purchase Securities of that issuer on behalf of a Fund will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.

5.       Officers/Trustees are prohibited from acquiring any Securities in an initial public offering without the prior written approval of the Compliance Officer. This restriction is imposed in order to preclude any possibility of an Officer/Trustee profiting improperly from the Officer’s/Trustee’s position with the Trust. If the initial public offering is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization.

B.       Other Restrictions

Officers/Trustees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the Compliance Officer. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of the Trust and the Fund shareholders. In the event that board service is authorized, Officers/Trustees serving as directors will be isolated from other Officers/Trustees making investment decisions with respect to the securities of the company in question.

IV.       Compliance Procedures

A.       Officer/Trustee Disclosure

1.       Within ten (10) days of commencement of service with the Trust, each Officer/Trustee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose the following information, which information must be current as of a date no more than 45 days prior to the date the person became an Officer/Trustee: a) the title, number of shares and principal amount of each Security in which the Officer/Trustee has a Beneficial Interest when the person became an Officer/Trustee, b) the name of any broker/dealer with whom the Officer/Trustee maintained an account when the person became an Officer/Trustee, and c) the date the report is submitted.

2.       Annually, each Officer/Trustee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, that he or she has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. In addition, each Officer/Trustee shall annually provide the following information (as of a date no more than 30 days before the report is submitted): a) the title, number of shares and principal amount of each Security in which the Officer/Trustee had any Beneficial Interest, b) the name of any broker, dealer or bank with whom the Officer/Trustee maintains an account in which any Securities are held for the direct or indirect benefit of the Officer/Trustee, and c) the date the report is submitted.

B.       Compliance

1.       All Officers/Trustees must provide copies of all periodic broker account statements to the Compliance Officer. Each Officer/Trustee must report, no later than thirty (30) days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Trust, all transactions in which the Officer/Trustee acquired or sold any direct or indirect Beneficial Interest in a Security, including Exempt Transactions, and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code. The report will also identify any trading account, in which the Officer/Trustee has a direct or indirect Beneficial Interest, established during the quarter with a broker, dealer or bank. The Officer/Trustee may exclude transactions effected pursuant to an automatic investment plan. An automatic investment plan is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

2.       The Compliance Officer will, on a quarterly basis, check any trading account statements provided by brokers/Employees to verify that the Officer/Trustee has not violated the Code. The Compliance Officer shall identify all Officers/Trustees, inform those persons of their reporting obligations, and maintain a record of all current and former access persons.

3.       If an Officer/Trustee violates this Code, the Compliance Officer will report the violation to management personnel of the Trust for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Officer/Trustee, or suspension or termination of the Officer’s/Trustee’s relationship with the Trust.

Responsible Party/Compliance Process: Chief Compliance Officer

Initial Adopted Date: April 30, 2024

Last Board Approved Date: April 30, 2024

ANNUAL OFFICER/TRUSTEE SECURITIES REPORT

This information is current as of _______________ (must be current as of a date no more than 45 days before the Report is submitted). Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

Security (name, type, CUSIP or ticker symbol)	# of Shares and Principal Amount	Date Acquired

Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

Name of Broker, Dealer or Bank	Account Name

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it. I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name:

Signature:

Date:

       PRE-CLEARANCE OF SECURITY TRANSACTION

To: Compliance Officer

From: __________________________________________

(Name of Officer/Trustee)

Date: __________________________________

1. I hereby seek approval for the ☐ purchase/☐ sale of _________ shares or $__________ par value of _______________________ for the cash or margin account of _____________________.

2. The price per share or contract is approximately $_________________.

3. The transaction ☐ is/☐ is not in connection with a private placement or an initial public offering.

4. Said transaction was recommended to me by __________________________________.

I have no knowledge of any pending purchase or sell order for this Security or a Related Security.

I have read the Code of Ethics within the past year and recognize that I am subject to it.

After inquiry, I am satisfied that this transaction is consistent with the Code of Ethics and the Insider Trading Policy. If I become aware that the trade does not comply with this Code or that the statements made on the request are no longer true, I will immediately notify the Compliance Officer.

______________________________________

Signature of Officer/Trustee

APPROVED: _________________________________ DATE: ______________________

TRANSACTION COMPLETED: Date ___________ No. of Shares _________ Price _______

TRANSACTION UNFILLED: ___________________

COMMENTS/FOLLOW UP:

(This authorization is valid until close of business on the second trading day following authorization.

QUARTERLY SECURITIES TRANSACTIONS REPORT Calendar Quarter/Year:

Persons subject to the Code of Ethics must report ALL Securities Transactions (including Exempt Transactions and transactions involving affiliated mutual Funds) as defined in the Code of Ethics, executed during the reporting period. DO NOT ATTACH BROKERAGE REPORTS. The report must be returned to the Compliance Officer, regardless of whether any Securities Transactions occurred, before the 30th day after the close of the calendar quarter. Please note that this Report covers all Securities in which you have a Beneficial Interest.

☐       I have executed no Securities Transactions during the quarter.

☐       The following is a complete list of my Securities Transactions:

Security*	Transaction Date	Purchase, Sale, or Other	# of Shares & Principal Amount of Security	Price	Executing Broker

*Provide interest rate, maturity date, ticker symbol or CUSIP, if applicable

I have not opened a brokerage account during the quarter.

The following is a complete list of all brokerage accounts I opened during the quarter:

Name of Broker, Dealer or Bank:	Account Name:	Date Established:

I certify that I have read and understand the Code of Ethics and that I have complied with the requirements of the Code of Ethics, including disclosure of all Securities Transactions that require disclosure.

Printed Name:

Signature:

Filing Date:

THIS REPORT SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE REPORTING PERSON HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN ANY SECURITY TO WHICH THIS REPORT RELATES.

NEW OFFICER/TRUSTEE SECURITIES REPORT

This information is current as of _______________ (must be current as of a date no more than 45 days before your commencing service). Return to Compliance Officer within 10 days of your commencing service.

Please list all Securities in which you have a Beneficial Interest, as defined in the Code of Ethics.

Security(name, type, CUSIP or ticker symbol)	# of Shares or Principal Amount	Date Acquired

Please list all brokers, dealers and banks that maintain a brokerage account in which you have a Beneficial Interest, as defined in the Code of Ethics.

Name of Broker, Dealer or Bank	Account Name

I certify that I have read and understand the Code of Ethics and recognize that I am subject to it. I certify that this is a complete list of all Securities in which I have a Beneficial Interest, and that I have complied with the requirements of the Code of Ethics including disclosure of all Securities Transactions for which the Code of Ethics requires disclosure.

Printed Name:

Signature:

Date: